UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2024

INOTIV, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (765) 463-4527
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	NOTV	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On December 18, 2024, Inotiv, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Lake Street Capital Markets, LLC, as underwriter (the “Underwriter”), relating to the public offering of 6,000,000 common shares, no par value per share (“Common Shares”), at a purchase price per share to the public of $4.25 (the “Offering Price”). Pursuant to the Underwriting Agreement, the Company granted the Underwriter a 30-day option to purchase up to an additional 900,000 Common Shares at the Offering Price, less any underwriting discounts and commissions.
Net proceeds from the offering will be approximately $24.0 million (or approximately $27.6 million if the Underwriter exercises its option to purchase additional Common Shares in full) after deducting the underwriting discounts and commissions and other estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for working capital, capital expenditures and other general corporate purposes.
The Common Shares were offered and sold pursuant to a preliminary prospectus supplement, dated December 17, 2024, a final prospectus supplement, dated December 18, 2024, and a base prospectus, dated August 31, 2022, relating to the Company’s effective shelf registration statement on Form S-3 (File No. 333-266962). The Company expects the offering to close on or about December 19, 2024.
The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the description of the Underwriting Agreement herein is qualified in its entirety by reference to such exhibit. A copy of the opinion of Faegre Drinker Biddle & Reath LLP relating to the legality of the issuance and sale of the shares of Common Shares is attached as Exhibit 5.1 to this Current Report on Form 8-K.
Item 8.01. Other Events.
On December 17, 2024, the Company issued a press release announcing the commencement of the public offering, and on December 18, 2024, the Company issued a press release announcing the pricing of the public offering. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibit

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of December 18, 2024, between the Company and Lake Street Capital Markets, LLC.
5.1	Opinion of Faegre Drinker & Reath LLP
23.1	Consent of Faegre Drinker & Reath LLP (included in Exhibit 5.1).
99.1	Press Release, dated December 17, 2024, announcing the commencement of the public offering.
99.2	Press Release, dated December 18, 2024, announcing the pricing of the public offering.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INOTIV, INC.

Date: December 18, 2024	By:	/s/ Beth A. Taylor
Chief Financial Officer Senior Vice President - Finance